Exhibit 16.1

October 6, 2025 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Quantum Corporation
File No. 001-13449

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Quantum Corporation dated October 6, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP